SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2006

Siam Imports, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-50834	73-1668122
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective September 25, 2006, Siam Imports, Inc., a Nevada corporation (the “Company”), accepted the resignation of Mr. Wayne McPherson as Director and President.

(c) (1) On September 25, 2006, Robert H. Nelson was appointed to the Board of Directors of the Company.

(c) (2) Current Officers and Directors of the Company

Name	Age	Position	Dates Served

William W. Pritchard	55	Director	May 15, 2006 to date.
George Lowrance	61	Director, Chief Executive Officer	May 15, 2006 to date.
Robert H. Nelson	60	Interim Chief Financial Officer, Director	May 15, 2006 to date / September 25, 2006 to date.

Below is information on the Company’s current Directors and Officers:

William W. Pritchard, Director of the Company, currently serves on the board of Seismic Drilling Services, LLC, Rock Island International, Ltd and First Bartlesville Bank. He has served on the board of Continental Gas Company, SemGroup, LP, Greystone Logistics, Inc. and Motricity, Inc.  He was Of Counsel to the law firm of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. from March 1996 to January 2006. Prior to March 1996, he served as vice president and general counsel to Parker Drilling Company (PKD-NYSE).  Mr. Pritchard received a Bachelor of Arts degree with honors from the University of Kansas in December 1972, and a law degree from the University of Tulsa Law School in December 1975.

George G. Lowrance is a partner with the law firm of Chappell, Hill & Lowrance, L.L.P. He has been a member of the Board of Trustees for Falcon Financial Realty Trust (a publicly traded company) since 2003. Previously, he served as Executive Vice President and General Counsel for United Auto Group (NYSE:UAG) and as a member of the Board of Directors for the South Texas Livestock Exposition. He received a Bachelor of Science degree from the University of Texas (Austin) in 1965, and a law degree from the University of Texas School of Law in 1967.

Mr. Nelson served as Chief Financial Officer and Chief Operating Officer of Greystone Logistics, Inc. (GLGI.OB) from 2004 to March 2006. From 2001 to 2004, he was a financial consultant to the Key Auto Group, a retail automobile dealership chain. Prior to that, Mr. Nelson was Chief Financial Officer to Fusion Telecommunications International, Inc., a provider of long distance international communication systems from 1999 to 2001. Mr. Nelson has also served as Chief Financial Officer of: Trace International Holding, Inc., a privately owned company with controlling interests in a variety of public and privately owned companies from 1987 to 1999; United Auto Group, the second largest publicly traded retail auto group in the United States from 1996 to 1999; and Ogden Allied Service and Allied Maintenance Corporation from 1982 to 1987. Prior to that, Mr. Nelson was with Coopers and Lybrand, the predecessor to Price Waterhouse Coopers from 1970 to 1981. Mr. Nelson is a certified public accountant and a graduate of Manhattan College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Siam Imports, Inc.
(Registrant)

Date:	September 29, 2006	By:	/s/ George G. Lowrance
George G. Lowrance,
Chief Executive Officer